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                                     [FRONT]
REVOCABLE PROXY

                             HAVERFIELD CORPORATION
                                 TERMINAL TOWER
                           50 PUBLIC SQUARE, SUITE 444
                           CLEVELAND, OHIO 44113-2203
                SPECIAL MEETING OF SHAREHOLDERS * _________, 1997


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGNAIZATION DATED APRIL 22, 1997, BY AND AMONG CHARTER ONE FINANCIAL, INC, CHARTER MICHIGAN BANCORP, INC., CHARTER ONE BANK, FSB, HAVERFIELD CORPORATION AND HOME BANK, F.S.B. (THE "MERGER AGREEMENT"), INCLUDING THE MERGER PURSUANT TO WHICH A NEWLY FORMED OHIO BUSINESS CORPORATION AND FIRST-TIER SUBSIDIARY OF CHARTER ONE WILL BE MERGED WITH AND INTO HAVERFIELD IN A STOCK FOR STOCK EXCHANGE (THE "MERGER").

1.       Adoption of the Merger Agreement and the Merger.


         [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


                   YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
            VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND THE MERGER
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        IMPORTANT! - PLEASE DATE AND SIGN THIS CARD ON THE REVERSE SIDE.





                                     [BACK]

         The undersigned shareholder hereby appoints the Board of Directors of Haverfield Corporation, and its survivors, with full power of substitution, to act as attorneys and proxies to represent the shareholder and to vote and act, with respect to all shares that the shareholder would be entitled to vote at the special meeting of shareholders of Haverfield Corporation to be held on _______, _________, 1997, at the ________ located at ___________ at ____ _.M., Cleveland time, and at any adjournments of the meeting, on all matters that come before the meeting. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the Merger Agreement and the Merger will be vote in favor of adjournment to solicit further proxies for the Merger Agreement and the Merger.

         The undersigned acknowledges receipt from Haverfield Corporation prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/Prospectus dated _________, 1997.

                                       PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                       ON THIS PROXY. IF SIGNING FOR ESTATES,
                                       TRUSTS, CORPORATIONS OR PARTNERSHIPS,
                                       TITLE OR CAPACITY SHOULD BE STATED. IF
                                       SHARES ARE HELD JOINTLY, EACH HOLDER
                                       SHOULD SIGN.


                                       Signature:_________________Date:_________


                                       Signature:_________________Date:_________